QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Adobe Systems Incorporated for the registration of common stock, preferred stock, debt securities, warrants, purchase contracts, and units and to the incorporation by reference therein of our report dated February 24, 2009, except for paragraph 1 of the section entitled "Acquisition of Omniture by Adobe" in Note 1, as to which the date is October 23, 2009, with respect to the consolidated financial statements of Omniture, Inc. as of December 31, 2008 and for the year then ended, included in Adobe Systems Incorporated's Current Report on Form 8-K/A dated October 23, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
January 15, 2010

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm